Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-119491, 333-104230, 333-82230, 333-92003 and 333-13429 on Form S-3 and
Registration  Statement Nos. 333-119474,  333-53765,  333-40472 and 333-79151 on
Form S-8 of our reports dated February 28, 2006, relating to the financial statements and financial statement schedules of KeySpan Corporation [which report expresses an unqualified opinion and includes an explanatory paragraph related to (i) the adoption of FASB Interpretation ("FIN") 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" discussed in Note 1(P) and (ii) the adoption of FIN 47, " Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" discussed in Notes 1(O), 1(P) and 7] and to management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of KeySpan Corporation for the year ended December 31, 2005.


/s/DELOITTE & TOUCHE LLP
February 28, 2006
New York, New York